                                                             Exhibit 10.16


                     BROADBASE PARTNER TERMS AND CONDITIONS

        THESE BROADBASE PARTNER TERMS AND CONDITIONS ("Terms and Conditions") are entered into between Broadbase Information Systems, Inc. ("Broadbase") and the party identified below ("Partner") as of June 30, 2000 (the "Effective Date").

        The parties desire to have Partner participate in Broadbase partner programs pursuant to the terms and conditions set forth herein and any amendment hereto.

        The parties expect to execute a Broadbase Partner Agreement setting forth the details of the partner relationship established herein.

        NOW, THEREFORE, in consideration of the promises and mutual obligations of the parties set forth herein, and for other good and valuable consideration, the parties hereby agree as follows:

1.      TERM AND TERMINATION.

1.1 Term. Any Broadbase Partner Agreement document signed by the parties relating to these Terms and Conditions ("BPA") will remain in effect until it terminates or expires in accordance with its terms.

1.2 Termination. Either party may terminate a BPA upon written notice if the other party materially breaches a material term thereof and fails to cure the breach within thirty (30) days following written notice.

1.3 Rights and Duties Upon Termination. Termination of a BPA will not limit either party from pursuing any other remedies available to it, including but not limited to injunctive relief, nor will such termination relieve Partner's obligation to pay all fees that accrued prior to such termination. Upon termination of any BPA; Partner will (a) fully comply with all terms and conditions in the BPA regarding termination; (b) cease any and all use of Broadbase software provided by Broadbase to Partner (the "Software") and all Confidential Information (as defined herein) of Broadbase; and (c) certify to Broadbase within thirty (30) days that Partner has destroyed or returned to Broadbase all copies of the Software and Confidential Information of Broadbase.

1.4 No Damages for Termination. BROADBASE SHALL NOT BE LIABLE TO PARTNER FOR DAMAGES OF ANY KIND, INCLUDING WITHOUT LIMITATION, INCIDENTAL OR CONSEQUENTIAL DAMAGES, ON ACCOUNT OF THE TERMINATION OF ANY BPA IN ACCORDANCE WITH ITS TERMS. PARTNER WAIVES ANY RIGHT IT MAY HAVE TO RECEIVE ANY COMPENSATION OR REPARATIONS ON TERMINATION OF ANY BPA UNDER THE LAW OF THE TERRITORY DESIGNATED IN THE BPA OR OTHERWISE, OTHER THAN EXPRESSLY PROVIDED THEREIN. Broadbase will not be liable to Partner on account of termination of any BPA for reimbursement or damages for the loss of goodwill, prospective profits or anticipated income, or on account of any expenditures, investments, leases or commitments made by Broadbase or for any other reason whatsoever based upon or growing out of such termination or expiration. Partner acknowledges that (i) Partner has no expectation and has received no assurances that any investment by Partner in the promotion of Broadbase products will be recovered or recouped or that Partner will obtain any anticipated amount of profits by virtue of any BPA, and (ii) Partner will not have or acquire by virtue of any BPA or otherwise any vested, proprietary or other right in the promotion of Broadbase products or in "goodwill" created by its efforts thereunder. THE PARTIES ACKNOWLEDGE THAT THIS
SECTION 1.4 HAS BEEN INCLUDED AS A MATERIAL INDUCEMENT FOR BROADBASE TO ENTER INTO ANY BPA AND THAT BROADBASE WOULD NOT HAVE ENTERED INTO ANY BPA BUT FOR THE LIMITATIONS OF LIABILITY SET FORTH HEREIN.

1.5 Survival. Sections 1.3, 1.4, 3.4, 3.5, 5 and 7 of these Terms and Conditions will survive any expiration or termination of any BPA.

2.      PROPRIETARY RIGHTS.

2.1 Software Ownership. Partner hereby acknowledges that, as between Broadbase and Partner, Broadbase is the owner of all right and title in and to the Software, and Partner shall acquire no rights in or to the Software.

2.2 No Other Rights. Partner acknowledges and agrees that, except as otherwise provided in any BPA, Partner has no and will acquire no proprietary rights in the Software, whether express or implied. Partner will not at any time during or after the term of any BPA do anything that may adversely affect the validity or enforceability of, or infringe or contribute to the infringement of, any proprietary right of Broadbase. Partner will not modify the Software except as expressly authorized in any BPA. Partner will not reverse engineer, decompile, or disassemble the Software or other Broadbase product or authorize anyone else to do so.

2.3 Obligation to Protect. Partner agrees to use best efforts to protect Broadbase's proprietary rights and to cooperate in Broadbase's efforts to protect its proprietary rights. Partner agrees to promptly notify Broadbase of any known or suspected breach of any such proprietary right that comes to Partner's attention.

3.      INDEMNITY, WARRANTIES, REMEDIES, LIMITATION OF LIABILITY.

3.1 Infringement Indemnification.

        (a) Broadbase will defend defend Partner against, and pay any settlement amounts or damages awarded by a court



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of final jurisdiction arising out of, a claim that the Software as furnished by
Broadbase and used within the scope of these Terms and Conditions (and any BPA) infringes a copyright, patent or trade secret, provided that: (i) Partner promptly notifies Broadbase in writing of the claim, (ii) Broadbase has sole control of the defense and all related settlement negotiations, and (iii) Partner provides Broadbase with the assistance, information and authority resonably necessary to perform the above at Broadbase's request and expense.

        (b) Broadbase will have no liability for any claim of infringement based on: (i) use of a superseded release of the Software if such infringement would have been avoided by the use of a current release of the Software; (ii) the combination, operation, or use of any Software furnished under any BPA with programs or data not provided by Broadbase, if such infringement would have been avoided by the use of the Software without such programs or data; or (iii) modifications to the Software by any party other than Broadbase, if such infringement would have been avoided in the absence of such modifications.

        (c) In the event that the Software is held, or is believed by Broadbase, to infringe a copyright or trade secret, Broadbase will have the option, at its expense, to: (i) modify the Software to be noninfringing, (ii) obtain for Partner a license to continue its use of the Software; or (iii) terminate the affected BPA for the infringing Software and refund any license fees paid by Partner attributable to that Software, amortized over a five year term from the Effective Date of the affected BPA on a straight-line basis.

        (d) THIS SECTION 3.1 STATES PARTNER'S SOLE AND EXCLUSIVE REMEDY AND BROADBASE'S ENTIRE LIABILITY FOR INFRINGEMENT.

3.2 Software Warranty. Broadbase warrants that, for a period of ninety (90) days from the effective date of the relevant BPA, the Software will conform to the applicable product documentation provided by Broadbase in all material respects. The foregoing warranty does not apply to modifications or improper use of the Software by Partner. Broadbase does not warrant that the Software will meet Partner's requirements, that the Software will operate in the combinations that Partner may select or use, that the operation of the Software will be uninterrupted or error-free, or that all Software errors will be corrected. FOR ANY BREACH OF THE FOREGOING WARRANTY, PARTNER'S SOLE AND EXCLUSIVE REMEDY WILL BE, AT BROADBASE'S OPTION: (i) THE REPLACEMENT OR CORRECTION OF THE DEFECTIVE SOFTWARE; OR (ii) THE TERMINATION OF ANY BPA AS TO THE DEFECTIVE SOFTWARE AND THE REFUND OF THE LICENSE FEE PAID TO BROADBASE FOR SUCH SOFTWARE.

3.3 Warranties of Authority and Rights. Broadbase warrants that it has the authority to enter into these Terms and Conditions and any BPA, and that it has sufficient rights to the Software to grant to Partner the rights set forth in these Terms and Conditions and any BPA.

3.4. Warranty Limitations. EXCEPT AS SPECIFICALLY SET FORTH ABOVE, BROADBASE MAKES NO WARRANTIES, EXPRESS OR IMPLIED, TO PARTNER OR ANY OTHER PERSON OR ENTITY WITH RESPECT TO THE SOFTWARE, AND HEREBY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

3.5 Limitation of Liability. EXCEPT FOR CLAIMS ARISING UNDER SECTION 3.1 OF THIS AGREEMENT OR RELATED TO AMOUNTS DUE AND PAYABLE UNDER THIS AGREEMENT, IN NO EVENT WILL EITHER PARTY HERETO BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS, REVENUE, DATA, OR USE, INCURRED BY THE OTHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT (INCLUDING NEGLIGENCE), EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT FOR CLAIMS ARISING UNDER SECTION 3.1 OF THIS AGREEMENT OR RELATED TO AMOUNTS DUE AND PAYABLE UNDER THIS AGREEMENT, EACH PARTY'S LIABILITY FOR DAMAGES UNDER THESE TERMS AND CONDITIONS AND ALL BPAS WILL IN NO EVENT EXCEED THE AMOUNT OF FEES PAID AND OR OWED BY PARTNER TO BROADBASE UNDER ANY BPA IN THE TWELVE (12) MONTH PERIOD PRIOR TO THE DATE OF ANY CLAIM.

4.      PAYMENT.

4.1. Payment. Invoices for payment of any amounts due to Broadbase under any BPA will be payable net 30 days. All payments will be nonrefundable and nonrecoupable when paid. Amounts unpaid when due will accrue interest at the rate of one and one half percent (1.5%) per month or the maximum rate allowed by law, whichever is less.

4.2 Taxes. Partner agrees to pay all present or future sales, excise, use, value-added, foreign withholding, or other similar taxes or duties (not including taxes on the net income of Broadbase) owed in connection with these Terms and Conditions, on any BPA, or on the Software in regard to its use by Partner.

5.      CONFIDENTIALITY AND PUBLICITY.

5.1 Confidentiality. Partner will not disclose to any third party or, except as expressly permitted under the BPA, use any Software or other confidential or proprietary information disclosed to it by Broadbase ("Confidential Information"), and will use best efforts to maintain the confidentiality of all Confidential Information in its possession or control, which will in no


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event be less than the measures it uses to maintain the confidentiality of its own information of equal importance. Confidential Information will not include information that: (a) is in or enters the public domain without breach of these Terms and Conditions, any BPA or any other confidentiality agreement between the parties; (b) Partner received from a third party without restriction on disclosure and without breach of a nondisclosure obligation; or (c) Partner develops independently, which it can prove with written evidence. Partner agrees not to disclose to any third party any benchmarks, tests, or other evaluations of the Software without the prior written consent of Broadbase.

5.2 Software. Partner acknowledges that the Software is a trade secret of Broadbase, the disclosure or which would cause substantial harm to Broadbase that could not be remedied by the payment of damages alone. Accordingly, the parties agree that Broadbase will be entitled to seek preliminary and permanent injunctive relief and other equitable relief for any breach of this Section 5.

5.3 Publicity. Subject to prior written approval by Partner, which approval will not be unreasonably withheld, Partner agrees to permit Broadbase to use Partner's name and/or trademarks and services marks, and to identify Partner as a Broadbase partner in Broadbase's publicity, promotional and/or marketing materials.

6. INDEMNITY. Partner and Broadbase will each indemnify the other and hold it harmless from any claims, losses or damages (including but not limited to court costs and reasonable attorneys' fees) for personal injury, tangible or intangible property damage or any other liability, arising from any negligent or willful act or omission of Partner or Broadbase, its employees or agents, as the case may be, relating to this Agreement or the performance of any obligations pursuant to this Agreement.

7. GOVERNMENT RIGHTS. The Software is provided with restricted rights. Use, duplication, or disclosure by the U.S. Government is subject to restrictions as set forth in any BPA and as provided in DFARS 227.7202-1(a) and 227.7202-3(a)
(1991), DFARS 212.227-7013(c)(I)(ii) (OCT 1988), FAR 12.212(a)(1991), FAR
12.227-19, or FAR 12.227-14 (ALT III), as applicable. Broadbase Information Systems, Inc., 173 Constitution Avenue, Menlo Park, CA 94025

8. GENERAL TERMS. This Agreement and all BPAs will be governed by the laws of the State of California, without regard to choice of law principles. Any litigation arising under these Terms and Conditions or any BPA will be brought in the federal or state courts of the Northern District of California, and Partner agrees and hereby submits to the exercise of jurisdiction over it in such courts. The relationship of the parties is solely that of independent contractors, and not partners, joint venturers or agents. All notices required to be sent hereunder will be in writing and will be deemed to have been given when mailed by certified mail, overnight express, or sent by confirmed facsimile to the recipient's address listed in the cover page hereto. In the event any provision of these Terms and Conditions is held to be unenforceable, the remaining provisions of these Terms and Conditions will remain in full force and effect. The waiver by either party of any default or breach of these Terms and Conditions will not constitute a waiver of any other or subsequent default or breach. Any waiver, amendment or other modification to these Terms and Conditions will be effective only if in writing and signed by the parties. Neither party will be liable by reason of failure of performance (except failure to pay) if the failure arises out of causes beyond the party's reasonable control. Each party agrees to comply with all applicable laws, rules and regulations in connection with its activities under these Terms and Conditions. Partner agrees to comply fully with all relevant regulations of the U.S. Department of Commerce and with the U.S. Export Administration Act to ensure that the Software and media are not exported in violation of U.S. law. This Agreement combined with any BPA, is the complete and exclusive statement of the agreement between the parties relating to the subject matter of these Terms and Conditions and any such BPA which supersedes any proposal or prior agreement, written or oral, and any other communications between the parties regarding such subject matter. To the extent there is a conflict between these Terms and Conditions any BPA, the terms and conditions of the BPA shall override these Terms and Conditions. It is expressly agreed that any terms and conditions of Partner's purchase orders and/or other forms will be superseded by the relevant BPA and these Terms and Conditions.


        IN WITNESS WHEREOF, the parties have caused their authorized representatives to execute these Terms and Conditions as of the Effective Date.


BROADBASE INFORMATION SYSTEMS, INC.       --------------------------------------
                                          (PARTNER)

By: /s/ JACK JENKINS-STARK                By: /s/ THOMAS H. DOYLE
   ---------------------------------         -----------------------------------
Name: Jack Jenkins-Stark                  Name: Thomas H. Doyle
     -------------------------------           ---------------------------------
Title: Chief Financial Officer            Title: EVP Sales & Service
      ------------------------------            --------------------------------
Address: Alameda, CA                      Address: Menlo Park, CA
        ----------------------------              ------------------------------


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                           BROADBASE PARTNER AGREEMENT
                          APPLICATION DELIVERY PARTNER

        THIS BROADBASE APPLICATION DELIVERY PARTNER AGREEMENT (the "Agreement") is made as of June 30, 2000 (the "Effective Date"), by and between Broadbase Information Systems, Inc., a California corporation ("Broadbase"), and Silicon Energy, a California corporation ("ADP").

        A. The parties desire to define a mechanism by which ADP may market and distribute Broadbase software products to its customers.

        B. The parties have previously or are concurrently executing a document setting forth the terms and conditions of Broadbase's partner program (the "Terms and Conditions"). Broadbase and ADP desire to incorporate the Terms and Conditions into this Agreement Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Terms and Conditions

        C. The parties agree that in the event of a conflict between this Agreement and the Terms and Conditions, this Agreement will prevail

NOW, THEREFORE, in consideration of the promises and mutual obligations of the parties set forth herein, and for other good and valuable consideration, the parties hereby agree as follows.

1.      DEFINITIONS.

1.1 "End User" means a customer of ADP that is licensed by ADP to use the Derivative Offering for its internal business purposes.

1.2     "Broadbase Products" means the Broadbase products specified in Exhibit
B,

1.3 "Derivative Offering" means a product which shall consist of appropriate Broadbase Products and at least a substantial amount of additional software or domain expertise proprietary to ADP Partner which functions in conjunction with Broadbase Products.

2.      APPOINTMENT, GRANT OF LICENSE.

2.1 License to Include Broadbase Products in Derivative Offering. ADP shall have a nontransferable, nonexclusive, worldwide license to copy and include in Derivative Offering and to market and sublicense End Users to use as part of a Derivative Offering:

(a.)    Broadbase Products in object code form only linked to or embedded in
ADP's application code in such a way that structurally or by license restrictions, the Derivative Offering and its use is in adherence to the product descriptions found on Exhibit B

(b.)    such portions of the Broadbase User Documentation as may reasonably be necessary to enable ADP and ADP Customers to operate a Derivative Offering properly. Not withstanding the foregoing, ADP will not use the Broadbase Products for general internal use.

2.2 Demonstration Licenses. ADP shall have the right to use the Broadbase Products to demonstrate Derivative Offering (i) on ADP's premises, (ii) at tradeshows, or at any function where ADP is demonstrating its core product and
(iii) at a prospective End User's site provided that all copies of the Broadbase Products are removed within 5 days of when they are installed and provided further that ADP shall be responsible for protecting the confidentiality of the Broadbase Products while on the prospective End User's site.

2.3 Evaluation Copies. ADP may deliver copies of the Broadbase Products for evaluation purposes (an "Evaluation Copy") to a prospective End User. ADP agrees to include Broadbase's then current shrink wrap evaluation license, in electronic form, a sample of which is included as Exhibit C-I. All such Evaluation Copies shall be reported in the Quarterly Sales

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Reconciliation Reports (Exhibit D) contemplated by Section 4.1 but will show no royalty owing Any Evaluation Copies not removed at the completion of the evaluation period or 90 days from delivery to End User (whichever occurs first) are deemed to be licensed to such End User in accordance with the terms and conditions of this Agreement, and End-User License Fees shall be due to Broadbase from ADP as of that date

3.      OBLIGATIONS OF ADP.

3.1 Startup License Configuration. Upon execution of this document, ADP agrees to acquire at least one Partner Startup License as well as a support contract for that license from Broadbase.

3.2 Broadbase Certifications. In order to enable the ADP to effectively provide first level post-sales service and support for all the Broadbase Products distributed by ADP, ADP agrees to cause at least two of its employees to complete the Broadbase Implementation Certification within six months of the signing of this document. ADP also agrees to maintain at least one certified employee this area throughout the term of the agreement.

3.3 ADP Support Obligations ADP agrees to provide first-level technical support in accordance with ADP's then-current support policies



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3.4     Broadbase Packaging. ADP will distribute the Broadbase Products with any and all warranties and disclaimers, intact as shipped from Broadbase.

3.5 Compliance with Law. ADP will comply with all applicable international, national, state, regional and local laws and regulations in performing its duties hereunder and in any of its dealings with respect to the Broadbase Products.

3.6 Export and Re-export. ADP will not, and will require its customers to agree to refrain from, any and all export or re-export of any Broadbase Products (including documentation and other technical data) in violation of U.S. export laws.

3.7 Covenants of ADP. ADP will: (i) conduct business in a manner that reflects favorably at all times on the Broadbase Products and on the good name, goodwill and reputation of Broadbase; (ii) avoid deceptive, misleading or unethical practices that are or might be detrimental to Broadbase or the Broadbase Products; and (iii) make no representations, warranties or guarantees with respect to Broadbase or the Broadbase Products that are inconsistent with those customarily provided by Broadbase.

4.      INSPECTIONS, RECORDS AND REPORTING.

4.1 Quarterly Reports. On or before the last day of each quarter during the term of this Agreement, ADP will provide to Broadbase a preliminary revenue recognition report (a template of which is provided as Exhibit D). A final revenue recognition report will be due at the time of payment (see section 4.1 of the Broadbase Partner Terms and Conditions). In both cases, the revenue recognition report (which Broadbase will keep strictly confidential) will show for such quarter.

        (a) the identity of each customer to whom ADP has distributed any Derivative Offering during such quarter, including company name, complete address and both business and technical contact information for each such customer.

        (b) the license configuration for each of the Derivative Offering distributed, including number of server licenses, number of users, and any royalty and support fees due Broadbase.

4.2 Notification. ADP will: (i) notify Broadbase in writing of any claim or proceeding involving the Broadbase Products within ten (10) days after ADP learns of such claim or proceeding; (ii) report promptly to Broadbase all claimed or suspected product defects; and (iii) notify Broadbase in writing not more than thirty (30) days after any transfer of more than twenty-five percent (25%) of ADP's voting control or a transfer of substantially all its assets.

4.3 Records. ADP will maintain, for at least [two] years after expiration or termination of this Agreement, its records, contracts and accounts relating to distribution of the Broadbase Products, and will permit examination thereof by authorized representatives of Broadbase during regular business hours not more than once per calendar year.

5.      ORDER PROCEDURE.

5.1 License Requirements. For each Broadbase Product distributed to its End Users, ADP agrees to include Broadbase's then current shrink wrap software license, in electronic form, a sample of which is included as Exhibit C-II.

5.2 Order or Copy Based on the mutual agreement of the parties, ADP will either copy the


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Broadbase Products and documentation from electronic masters, to be provided by
Broadbase upon request, and incorporate them directly into ADP's Derivative Offering, or order Broadbase Products and documentation directly from Broadbase for which Broadbase may charge a nominal fee.

5.3 Broadbase Acceptance. All orders for the Broadbase Products by ADP will be subject to acceptance in writing by Broadbase at its principal place of business and will not be binding until the earlier of such acceptance or shipment, and, in the case of acceptance by shipment, only as to the portion of the order actually shipped. Broadbase agrees that it will not unreasonably withhold its acceptance and it will notify ADP promptly of any partial shipments.

5.4 Cancellation. Broadbase reserves the right to cancel any orders placed by ADP and accepted by Broadbase as set forth above, or to refuse or delay shipment thereof, if ADP: (i) fails to make any payment as provided in this Agreement or under the terms of payment set forth in any invoice or otherwise agreed to by Broadbase and ADP, (ii) fails to meet reasonable credit or financial requirements established by Broadbase, including any limitations on allowable credit, or (iii) otherwise fails to comply with the Terms and Conditions or the terms and conditions of this Agreement.

ADP acknowledges and agrees with Broadbase that due to legal restrictions and/or expense constraints with respect to some components of third party technology ("Third Party Technology") included as part of Broadbase Product listed on Exhibit B ("Initial Version"), future releases of the such Product delivered by Broadbase may, in Broadbase's sole discretion, differ from the Initial Version through the exclusion of one or more Third Party Technology components. Such future releases of Broadbase Product will, at a minimum, contain materially similar functionality as the Initial Version. In addition, Broadbase will use commercially reasonable efforts to include Third Party Technology at no incremental cost to ADP. However, if Broadbase is required to exclude any third party technology from the Software pursuant to this Section, Broadbase will offer to license such technology to ADP on reasonable terms and conditions (including Broadbase's integrating such additional technology into the Initial Version and supporting such integrated product under this Agreement), including any additional contractual requirements by such third party



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technology provider and at reasonable prices including a reasonable margin for
Broadbase.

6.      PRICES AND PAYMENT.

6.1 Prices to ADP. Prices to ADPs for the Broadbase Products are defined in Exhibits A and B. Notwithstanding the foregoing, Broadbase may change its list prices from time to time upon at least thirty (30) days' prior written notice. Broadbase will not change its prices for any order that has been accepted by it.

6.3 Taxes, Tariffs, Fees. Broadbase's list prices do not include any national, state or local sales, use, value added; withholding or other taxes, customs duties, or similar tariffs and fees which Broadbase may be required to pay or collect upon the delivery of the Broadbase Products or upon collection of the payments due or otherwise. Should any tax or levy be owed or made, ADP agrees to pay such tax or levy and indemnify Broadbase for any claim for such tax or levy demanded. ADP represents and warrants to Broadbase that all Broadbase Products acquired hereunder are for redistribution in the ordinary course of ADP's business, and ADP agrees to provide Broadbase with appropriate resale certificate numbers and other documentation satisfactory to the applicable taxing authorities to substantiate any claim of exemption from any such taxes or fees.

6.3 Payment. ADP will pay to Broadbase the amounts owed it in United States dollars and at the address designated by Broadbase.

6.4 No Setoff. ADP will not setoff or offset against Broadbase's invoices amounts that ADP claims are due to it. ADP will bring any claims or causes of action it may have in a separate action and waives any right it may have to offset, setoff or withhold payment for the Broadbase Products and delivered by Broadbase.

7.      SHIPMENT, RISK OF LOSS AND DELIVERY.

7.1 Shipment. All Broadbase Products will be shipped F.O.B. Broadbase's point of shipment. Shipments will be made to ADP's identified warehouse facilities or freight forwarder, subject to approval in writing by Broadbase in advance of shipment. Unless specified in ADP's order, Broadbase will select the mode of shipment and the carrier. ADP will be responsible for and pay all packing, shipping, freight and insurance charges.

7.2 Title and Risk of Loss. Title and all risk of loss of or damage to the Broadbase Products will pass to ADP upon delivery by Broadbase to the carrier, freight forwarder or ADP, whichever first occurs.

8.      ADP DETERMINES ITS OWN PRICE.

Although Broadbase may publish suggested wholesale or retail prices, these are suggestions only and ADP will be entirely free to determine the actual prices at which the Broadbase Products will be licensed to its customers.

9.      TRADEMARKS, TRADE NAMES, LOGOS, DESIGNATIONS AND COPYRIGHTS.

9.1 Use During Agreement. During the term of this Agreement, ADP is authorized by Broadbase to use the trademarks, trade names, logos and designations Broadbase uses for the Broadbase Products in connection with ADP's advertisement, promotion and distribution of the Broadbase Products. ADP's use of such trademarks, trade names, logos and designations will be in accordance with Broadbase's policies in effect from time to time, including but not limited to trademark usage and cooperative advertising policies. ADP agrees not to attach any additional trademarks, trade names, logos or designations to any Product. ADP further agrees not to use any Broadbase trademark, trade name, logo or designation in connection with any non-Broadbase Product.

9.2 Copyright and Trademark Notices. ADP will include on each Product that it distributes, and on all containers and storage media therefore, all trademark, copyright and other notices of proprietary rights included by Broadbase on such Product. ADP agrees not to alter, erase, deface or overprint any such notice on anything provided by Broadbase. ADP also will include the appropriate trademark notices when referring to any Product in advertising and promotional materials.

9.3 ADP Does Not Acquire Proprietary Rights. ADP has paid no consideration for the use of Broadbase's trademarks, trade names, logos, designations or copyrights, and nothing contained in this Agreement will give ADP any right, title or interest in any of them. ADP acknowledges that Broadbase owns and retains all goodwill, trademarks, trade names, logos, designations, copyrights and other proprietary rights in or associated with the Broadbase Products, and agrees that it will not at any time during or after this Agreement assert or claim any interest in or do anything that may adversely affect the validity of any trademark, trade name, logo, designation or copyright belonging to or licensed to Broadbase (including, without limitation any act or assistance to any act, which may infringe or lead to the infringement of any of Broadbase's proprietary rights).

9.4 No Continuing Rights. Upon expiration or termination of this Agreement, ADP will immediately cease all display, advertising and use of all Broadbase trademarks, trade names, logos and designations and will not thereafter use, advertise or display any trademark, trade name, logo or designation which is, or any part of which is, similar to or confusing with any trademark, trade name, logo or designation associated with any Product.

9.5 Obligation to Protect. ADP agrees to promptly notify Broadbase of any known or suspected breach of Broadbase's proprietary rights that comes to its attention.



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ADP agrees to cooperate at Broadbase's expense in Broadbase's efforts to protect its proprietary rights

10.     COSTS.

Except as may be agreed in writing by Broadbase and ADP, each party will pay all costs and expenses incurred in the performance of its obligations and the exercise of its rights under this Agreement.

11      TERM AND TERMINATION.

11.1. This Agreement commences on the Effective Date and will remain in effect for a term of [three (3)] years unless earlier terminated in accordance with the terms of the Partner Agreement.

11.2. Rights and Duties Upon Termination. Upon termination or expiration of this Agreement, in addition to the obligations of each party set forth in the Terms and Conditions:

        (a) Broadbase, at its option, may reacquire any or all Broadbase Products then in ADP's possession at prices not greater than the prices paid by ADP for such Broadbase Products (or, if the Broadbase Products are not in unopened factory sealed boxes, fifty percent (50%) of such prices). Upon receipt of any Broadbase Products so reacquired from ADP, Broadbase will issue an appropriate credit to ADP's account.

        (b) The due dates of all outstanding invoices to ADP for the Broadbase Products automatically will be accelerated so they become due and payable on the effective date of termination, even if longer terms had been agreed previously. All orders or portions thereof remaining unshipped as of the effective date of termination will automatically be canceled.

11.3 Survival. The rights and obligations of the parties contained in Sections 4 and 11 will survive any termination or expiration of this Agreement.

11.4. Entire Agreement. This Agreement, the Exhibits attached hereto, and the Terms and Conditions which are incorporated herein by this reference, is the sole and entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior communications or agreements, written or oral pertaining to such subject matter.

        IN WITNESS WHEREOF the parties have caused their authorized representatives to execute this Agreement as of the Effective Date

BROADBASE INFORMATION SYSTEMS, INC.
                                             -----------------------------------
                                             (ADP)

By    /s/ Thomas H. Doyle                    By: /s/ Jack Jenkins-Stark
   --------------------------------             --------------------------------
Name: Thomas H. Doyle                        Name: Jack Jenkins-Stark
      -----------------------------                -----------------------------
Title: EVP Sales & Service                   Title: Chief Financial Officer
----------------------------                 -----------------------------

Exhibits:

EXHIBIT A:            ADP Order Form
EXHIBIT B:            Additional Terms
EXHIBIT C-1,2:        Shrink Wrap License Examples
EXHIBIT D:            Sales Reconciliation Report Template
EXHIBIT E:            Partner Referral Program

                                    EXHIBIT A
                                 ADP ORDER FORM


                                                                                    FIRST YEAR
                                                                                    SUPPORT AND
NUMBER                                                             EXTENDED         MAINTENANCE
OF UNITS       NAME OF SOFTWARE OR SERVICE                          PRICE            (18%)
1              Partner Development License             $[*]          $[*]              $[*]

                                                    SUB TOTAL:       $[*]              $[*]
                                                    ----------       ----              ----

                                                      TOTAL:         $[*]
                                                      ------         ----

BILLING CONTACT                                TECHNICAL SUPPORT CONTACT

Contact Name                                   Contact Name

Title:                                         Title:

Address                                        Address

City, State, ZIP                               City, State, ZIP

Phone                                          Phone



SHIP TO CONTACT                                MARKETING CONTACT

Contact Name                                   Contact Name

Title:                                         Title:

Address                                        Address

City, State, ZIP                               City, State, ZIP

Phone                                          Phone


[*] Confidential treatment has been requested for these sections.

                                    EXHIBIT B
                                ADDITIONAL TERMS
                                ----------------

DERIVATIVE OFFERING FUNCTIONALITY

For the term of the agreement, Silicon Energy will be authorized to distribute Broadbase Foundation Product (derivative offering) as follows:

        * Product to be Silicon Energy-branded. "Broadbase-Inside" or similar Broadbase brand visibility to be maintained. Such branding to be mutually agreed upon.

        *      Broadbase application workbench to be included.
               Data sources are limited to those owned by Silicon Energy or distributed under its brand ("Silicon Energy Data Sources"). Derivative Offering will preclude, either structurally or by license restrictions, the use of the Broadbase software independently of the Derivative Offering. License rights do include the ability to access, extract, transform, or contain data from data sources other than those owned or controlled by the Partner but only insofar as data from these sources is added to the Derivative Offering and used in conjunction with data from the Silicon Energy Data Sources. If an End User customer wishes to use the Broadbase software as a general purpose tool (and to build applications that are independent of the Derivative Offering), they will be required to contract directly with Broadbase

REFERRAL BONUS: Silicon Energy will be compensated for referring leads to Broadbase that result in a sale of Broadbase's products by its direct sales force. Such compensation will be in the form of a referral fee of [*] of customer license fees (net of any taxes, interest, finance charges, royalties, insurance, transportation fees, support fees, training and/or consulting fees) to be paid quarterly based on the following conditions:

                      * A qualified referral will mean a sale of Broadbase Product by a Broadbase sales rep that comes as a result of a referral from a Silicon Energy sales rep.

                      * Silicon Energy submits to Broadbase, and Broadbase accepts a lead referral form to be signed by Broadbase prior to a customer meeting. Such acceptance not to be reasonably withheld.

                      * Silicon Energy continues to reasonably support Broadbase throughout sales process.

                      * No referral fees will be paid by Broadbase to Silicon Energy for the license and sale of a Broadbase Product to:

                             1. Companies or individuals who were already customers of Broadbase.

                             2. Companies or individuals for whom a request for a referral bonus has previously been submitted by another third party.

                             3. Companies or individuals for whom a license and/or sale is already been initiated as of the date of the request for a referral bonus.

                             4.     Any then-current Broadbase house account.

                      * In no event will any referral fee be in excess of [*] in respect to any one end user.

                      * No more than one referral fee need be paid by Broadbase in respect of any single license of Broadbase Products.

After the first $[*] dollars in customer license fees (as defined herein) referral fee percentage will increase to [*] and the referral cap (as defined herein) will increase to $[*].

PRODUCT ROYALTY:


[*] Confidential treatment has been requested for these sections.

Broadbase will receive at a minimum royalty commitment of $[*] over an [*] period to begin upon execution of contract. The minimum royalty commitment will be paid quarterly based on the following schedule:

* [****],


[*] Confidential treatment has been requested for these sections.

        *      On or before [*],

        *      On or before [*],

        *      On or before [*],

        *      On or before [*],

        *      On or before [*],

Actual quarterly payments will be based on the greater of the actual customer revenue owed to Broadbase and the minimum quarterly payment. Payments made in excess of the minimum quarterly payment will be used to draw down subsequent minimum payments.

Royalty fees for customers listed in Appendix E are [*] up to the number of licenses corresponding to the current license configuration.

Royalty fees are [*].

An average minimum of [*] must be sold. This per-customer minimum configuration can be averaged over the quarter.

Term Renewal

The parties agree to renegotiate terms in good faith at the end of the three-year term of this agreement. For subsequent term(s), the per customer royalty fees will be no greater than the per-customer royalty fees that have been established in the initial three year term (as determined by dividing the number of customers by the cumulative amount of royalty paid).

MAINTENANCE AND SUPPORT

Broadbase will provide level-two and level-three first-year maintenance and support to customers of the Derivative Offering, in exchange for payments of [*] of the royalty amounts due. Such amounts will be due and payable concurrently with the corresponding royalty payment and will not qualify as draw down revenue to quarterly minimum payments. First year maintenance and support fees are mandatory for all new customers of the Derivative Offering, while subsequent years are optional. Payment of such support and maintenance fees for subsequent years will be owed annually from the date of the initial royalty payment.

PROFESSIONAL SERVICES

Broadbase will provide 160 hours of consulting services at no charge. Additional consulting will be billable at a not to exceed rate of 80% of our standard published rates for the first year of contract.

TRAINING

Broadbase will provide 2 Foundation training classes to Silicon Energy engineers at no charge. Additional classes will be charged at the then current list rates less 20%.

SALES

Broadbase will assist Silicon Energy in its efforts to educate its sales force about the Derivative Offering. Such assistance will be in the form of periodic participation in national and/or international sales training and kickoff meetings

MARKETING


[*] Confidential treatment has been requested for these sections.

Broadbase will assist Silicon Energy in the creation of marketing tools (presentations, success stories, demos, white papers, etc)

                                   EXHIBIT C-1

   SAMPLE EVALUATION LICENSE AGREEMENT FOR BROADBASE INFORMATION SYSTEMS, INC.

IMPORTANT: By opening the package, or by otherwise exercising any rights provided below to make and use copies of the accompanying Broadbase software product (the "Software"), including, for example, electronically downloading/copying the Software, You are consenting to be bound by this Agreement. If You do not agree to the terms of this Agreement, then do not use or copy the Software, and contact the place from which you obtained it (or contact Broadbase Technical Support) to obtain a full refund for any evaluation fees paid

Users of the Software pursuant to this Agreement must be either using the Software on their own behalf or be employees or contractors of a corporation or other entity which has accepted the terms of this Agreement and on behalf of which the Software is being used, in which case the term "You" in this Agreement refers to such entity.

GRANT OF EVALUATION LICENSE. Subject to the terms of this Agreement, Broadbase hereby grants You a temporary, nonexclusive license to use the accompanying Software (in object code form only) at a single physical site for evaluation purposes only, during an Evaluation Period lasting for thirty (30) days from the date of delivery of the Software by Broadbase to You (or during such other limited Evaluation Period as may be specified for You by Broadbase).

BREACH: This Agreement will automatically terminate if You or any User materially breach any provision of this Agreement. Upon termination, you agree to cease all use of the Software and to destroy all associated written materials and copies of the Software in your possession

OWNERSHIP AND RESTRICTIONS: The Software is owned by Broadbase and its suppliers: this license does not constitute a sale of the Software. The Software is protected by copyright law, and its structure, organization and code are valuable trade secrets of Broadbase and its suppliers You may not rent, lease, or sublicense the Software or use the Software in a time sharing or Service bureau arrangement. You may not reverse engineer, decompile, translate, or disassemble the Software. This Agreement is not assignable or transferable without the express written consent of Broadbase. This agreement may be modified only in writing signed by an authorized employee of Broadbase.

EVALUATION SOFTWARE; WARRANTY DISCLAIMER: You acknowledge that the Software is being provided as a courtesy on an evaluation basis, and that Broadbase therefore disclaims all warranties, either express or implied, including but not limited to implied warranties of merchantability, noninfringement and fitness for a particular purpose, with respect to the Software, and the accompanying written materials. Except for the infringement indemnity provided below, the Software is provided as is.

INFRINGEMENT INDEMNITY: Broadbase warrants that Licensee's use of the Software in accordance with this Agreement does not infringe any copyright, patent or trade secret of any third party in any country where Broadbase has authorized the distribution of the Software. Broadbase shall at its expense defend, and pay any settlement amounts or damages awarded by a court of final jurisdiction arising out of any claim, suit or proceeding alleging that Licensee's use of the Software infringes any such copyright, patent or trade secret, provided that Licensee gives Broadbase prompt written notice of the claimed infringement, and grants Broadbase the right to control the defense or settlement of any action or claim related thereto, except that such obligation does not apply with respect to a claim of infringement if and to the extent such claim arises out of (A) compliance with Licensee's specifications, (B) the combination or use of the Software with products not supplied or recommended by Broadbase, (C) any modification or alteration of the Software (other than by or on behalf of Broadbase), or (D) use of the Software after written notice of the claimed infringement has been received by Licensee. If any claim which Broadbase is obligated to defend has occurred, or in Broadbase's opinion is likely to occur, Broadbase may, at its option and expense, procure for Licensee the right to continue using such Software or replace or modify the same so that it becomes non-infringing. In addition Broadbase may, without being in breach of this Agreement, decline to make further deliveries of Software subject to a claim of infringement.

LIMITATION OF REMEDIES AND DAMAGES, FORCE MAJEURE: Broadbase shall not be responsible of liable with respects to any subject matter of this agreement or any attachment, product order, schedule or terms and conditions related thereto under any contract, negligence, strict liability or other theory. (a) for loss or inaccuracy of data or (except for return of amounts paid to Broadbase therefor), cost of procurement of substitute goods, services or technology; (b) for any indirect, incidental or consequential damages including, but not limited to, loss of revenues and loss of profits, or (c) for any matter beyond its reasonable control.

U.S. GOVERNMENT MATTERS: The Software and documentation are provided with RESTRICTED RIGHTS. Use, duplication, or disclosure by the Government is subject to restrictions as set forth in this Agreement per FAR 12.212 or DFAR 227.7202-3 and, to the extent required under Federal law, the restrictions as set forth in FAR 52.227-14 (June 1987) Alternate III (g)(3) (June 1987), FAR 52.227-19 (June
1987), or DFARS 252.227-7013 (c)(l)(ii) (October, 1998), as applicable.
Contractor is Broadbase Information Systems, Inc., 173 Constitution Avenue, Menlo Park, CA 94025.

MISCELLANEOUS: This Agreement will be governed by the laws of the State of California, excluding the application of its conflict of law rules. If any provision of this Agreement shall be held illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this agreement shall otherwise remain in full force and effect, and enforceable. You agree that the Software will not be shipped, transferred or exported into any country in violation of, or be used in any manner prohibited by, U.S. export laws and regulations.

                                   EXHIBIT C-2

         SAMPLE END USER LICENSE AGREEMENT FOR BROADBASE SOFTWARE, INC.
                      BROADBASE SOFTWARE LICENSE AGREEMENT

IMPORTANT: If the accompanying software is being purchased by or otherwise used on behalf of a corporation or other legal entity, then the terms "You" and "Licensee" shall be understood to refer to such legal entity. By clicking on the "Accept" button or entering "yes" in response to the electronic license acceptance query, by opening the package, or by otherwise exercising any rights provided below to make and use copies of the accompanying software product (the "Software") offered by Broadbase Software, Inc., a Delaware corporation having an address at 181 Constitution Drive, Menlo Park, CA 94025 ("Broadbase"), including, for example, electronically downloading/copying the Software, You ("Licensee") are consenting to be bound by this Agreement, or, if applicable, by the terms of a currently effective written agreement regarding the use of the Software and signed by an authorized agent of You and by an officer of Broadbase. If you do not agree to the terms of this Agreement or such signed agreement, as applicable, then do not use or copy the Software, and contact the place from which you obtained it (or contact Broadbase Technical Support) to obtain a full refund for fees paid.

        Broadbase offers to license the software and related licensed material enclosed herewith or described on an attached Broadbase sales quote (the "Software" and the "Licensed Materials", respectively), for use by designated employees and/or contractors of Licensee ("Users") Licensee desires to license the Software and Licensed Materials from Broadbase, and to be able to alter the Software with respect to those components of the Software identified as customizable in the Documentation (to alter such components hereinafter referred to as to "Customize" the Software, and the parties agree the defined term "Modify" as used herein shall mean all modification other than Customization).

        In consideration of the terms and conditions in this Agreement, the parties agree as follows

1. LICENSE GRANT. Subject to the terms of this Agreement and the payment of applicable license fees, Broadbase hereby grants Licensee a perpetual, nonexclusive license to use the Software (in object code form only) by up to the number of Users and on up to the number of servers for which Licensee has purchased respective User and server licenses (with server licenses for the eMA software being restricted to servers having a designated maximum number of processors), and to Customize the Software by Users for which Licensee has purchased development licenses, and to make a reasonable number of archival copies or other copies of the Software as long as reasonable measures are taken to ensure that each copy is used only as allowed by the terms of this Agreement.

2. TRANSFERS. Licensee may assign the Software to a purchaser of or other successor in interest to all or substantially all of Licensee's assets, or to an entity that controls, is under common control with, or is controlled by Licensee, provided that Licensee shall not retain any copies of or license to the transferred Software and any accompanying manuals or other specifications ("Documentation"), and the assignee shall be subject to and comply with the terms and conditions of this Agreement with respect to the transferred Software and Documentation. Any transfers to other computer systems, requiring issuance of new license keys, will be authorized at no additional charge only for customers current on support

3. SUPPORT AND MAINTENANCE Licensee is required to purchase annual support services described in this Section ("Support") for the first year for all licenses, Support begins on the date of delivery of the Software and will expire automatically on the anniversary date unless renewed for the follow-on annual term. The fees for the renewal year shall be as specified in Broadbase's then current Price List, subject to a maximum increase of 5% per year, cumulative, so long as Licensee stays current on Support. Broadbase retains the right to modify its support programs but only if the modifications apply generally to all support program customers and only if the overall quality and availability of services is at least generally equivalent to the services stated in this Agreement. Support includes the right to receive error corrections, bug fixes, patches, updates and other modifications to the Software and Documentation that are made generally available to customers on Support ("Maintenance Releases"). Subject to payment of the applicable maintenance and support fees, the license granted to Licensee under Section 1 extends to, and the term "Software" shall include, all Maintenance Releases received from Broadbase. Broadbase will use all commercially reasonable efforts to resolve all support issues to the satisfaction of Licensee, but if retains the right to determine whether to revise, enhance or otherwise modify the Software and which requested features, functionality and other changes will be made to the Software. Information provided by Licensee in connection with Broadbase's performance of support services may be used by Broadbase to support or enhance the Software. Broadbase shall have no obligation to support altered, damaged, or Modified Software, Software that is not the most current release or the immediately previous major release or a release provided by Broadbase to Customer within the past year, Software problems caused by Licensee's negligence, abuse, or misapplication by use of Software other than as specified in the Documentation, or by other causes beyond the reasonable control of Broadbase; or Software installed on any computer hardware or operating system not identified in the respective Documentation as supported by Broadbase. Broadbase reserves the right to implement bug fixes solely in the current version of the Software.

4. PAYMENT Licensee shall pay to Broadbase the applicable fees and charges for Software licenses, products and services purchased under this Agreement within thirty (30) calendar days of the date of invoices from Broadbase. Amounts unpaid when due shall accrue interest at the lesser of one percent per month or the maximum rate allowed by law. Payment shall be made in United

States Dollars, in immediately available, freely transferable funds. License, support and other fees and charges do not include sales. use, withholding, value added, excise or other taxes imposed on the production, storage, transportation, import, export, licensing or use of the products or services provided under this Agreement; such charges shall be paid by Licensee in addition to all other charges hereunder, or, in lieu of payment, Licensee may provide a valid exemption certificate acceptable to Broadbase and the applicable taxing authority. In no event will Licensee be liable for any franchise taxes or taxes based on Broadbase's net income or valuation.

5. DELIVERY AND INSTALLATION. The Software will be delivered Free Carrier, Broadbase's shipping docks, as specified in the INCOTERMS of the International Chamber of Commerce. If any goods are damaged in shipment, Broadbase will replace such damaged goods at the cost of the media. Broadbase shall not be liable for damages for any delay in delivery or failure to give notice of such delay if the delay is due to conditions beyond Broadbase's control. Except as may be otherwise agreed in writing by the parties, Licensee shall be responsible for the installation of the Software.

6. SOFTWARE WARRANTY. Broadbase warrants that the media on which the Software is recorded is free from defects in materials and workmanship under normal use. Broadbase warrants that the Software itself will perform substantially in accordance with the specifications set forth in the Documentation provided with the Software. These warranties are made for a period of ninety (90) days from the date the Software is delivered to Licensee as the user (the "Warranty Period"), and are subject to receiving written notice from the Licensee specifying in reasonable detail the grounds for the claimed error during the Warranty Period. With respect to Software that does not perform substantially in accordance with the specifications set forth in the Documentation, Broadbase will provide Licensee with corrected or conforming code on an exchange basis as expeditiously as is reasonably practicable after receipt of written notification from Licensee pursuant to this Section. If Broadbase is unable to replace defective Documentation or defective media or if Broadbase is unable to provide a corrected copy of the Software or corrected Documentation within thirty (30) days of written notification, Broadbase will accept the return of the non-conforming Software and all related Documentation, and refund the fees paid therefor, and this Agreement shall be terminated with respect to such Software.

7. INFRINGEMENT INDEMNITY. Broadbase represents that to the best of its knowledge Licensee's use of the Software in accordance with this Agreement does not infringe any copyright, patent or trade secret of any third party in the United States of America or in any country where Broadbase has authorized the distribution of the Software. Broadbase shall at its expense defend, and pay any settlement amounts or damages awarded by a court of final jurisdiction arising out of any claim, suit or proceeding alleging that Licensee's use of the Software infringes any such copyright, patent or trade secret, provided that Licensee gives Broadbase prompt written notice of the claimed infringement, and grants Broadbase the right to control the defense or settlement of any action or claim related thereto; except that such obligation does not apply with respect to a claim of infringement if and to the extent such claim arises out of (A) compliance with Licensee's specifications, (B) the combination or use of the Software with products not supplied or recommended by Broadbase, (C) any Modification or alteration of the Software (other than by or on behalf of Broadbase), or (D) use of the Software after written notice of the claimed infringement has been received by Licensee. If any claim which Broadbase is obligated to defend has occurred, or in Broadbase's opinion is likely to occur, Broadbase may, at its option and expense, procure for Licensee the right to continue using such Software, replace or modify the same so that it becomes non-infringing, or if neither of the foregoing is reasonably possible, the license hereunder to the Software shall terminate and Broadbase shall refund the License Fee, pro rated over a five year lifespan. In addition Broadbase may, without being in breach of this Agreement, decline to make further deliveries of Software subject to a claim of infringement. Appropriate pro-rated reimbursement for payments already made by licensee shall be made by Broadbase.

8.      WARRANTY DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY STATED IN SECTION 6
OF THIS

AGREEMENT, BROADBASE MAKES NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED. WITHOUT LIMITING THE FOREGOING, BROADBASE EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

9. LIMITATION OF LIABILITY. EXCLUDING THE INDEMNITY OBLIGATIONS SET FORTH IN SECTION 7, BROADBASE AND ITS LICENSORS' TOTAL LIABILITY, IF ANY (INCLUDING BUT NOT LIMITED TO LIABILITY ARISING OUT OF CONTRACT, TORT, BREACH OF WARRANTY OR OTHERWISE), SHALL BE LIMITED TO THE FEES PAID BY LICENSEE TO BROADBASE FOR THE SOFTWARE UNDER THIS AGREEMENT. BROADBASE AND ITS LICENSORS WILL NOT BE LIABLE IN ANY EVENT FOR LOSS OR INACCURACY OF DATA, LOSS OF PROFITS OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION THE COST OF ANY SUBSTITUTE PROCUREMENT), WHETHER OR NOT FORESEEABLE AND EVEN IF BROADBASE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10. RESTRICTIONS. All Software and Documentation shall remain the exclusive property of Broadbase or its licensors and all rights not expressly granted to Licensee are reserved. Licensee shall not Modify, reverse engineer, disassemble or reverse compile any portion of the Software. Licensee shall not use the Software for timesharing, rental or service bureau purposes, or distribute, rent, lease, assign or otherwise transfer the Software or Documentation to any third party except as expressly provided in Section 2. Licensee shall not copy, in whole or in part, the Software or Documentation except as reasonably required for backup or archival purposes or as otherwise expressly permitted in this Agreement. The Software may contain, incorporate or integrate software in object code form which has been licensed from third parties by Broadbase ("Third Party Software"). Licensee may not use any such Third Party Software except in conjunction with the use of the Software as an integrated product.

11. US. GOVERNMENT RESTRICTED RIGHTS. The Software and documentation are commercial computer software/software documentation provided with RESTRICTED AND LIMITED RIGHTS. Use, duplication or disclosure by the Government is subject to the terms of this Agreement per FAR 12.212 or DFAR 227.7202-3 and, to the extent required under Federal law, the restrictions as set forth in FAR 52.227-14 (June 1987) Alternate III(g)(3) (June 1987), FAR 52.227-19 (June
1987), or DFARS 252.227-7013 (c)(1)(ii) (October, 1988), as applicable.
Contractor is Broadbase Software, Inc., 172 Constitution Drive, Menlo Park, CA 94025.

12. EXPORT CONTROL. The export and re-export of the Software and Documentation are subject to the Export Administration Act of the United States of America and the rules and regulations promulgated from time to time thereunder (collectively, the "Export Act"). The export or re-export any of the Software or Documentation in violation of the Export Act or other applicable export control laws or regulations, is prohibited. Licensee certifies that the Software and Documentation will not be used in nuclear, chemical/biological warfare or missile activities, or in support of any such activities.

13. TERMINATION. Either party may terminate this Agreement and the rights and licenses granted hereby if the other has breached any of its obligations hereunder and has failed to remedy such breach within 30 days after written notice of the same. Within 30 days after the date of termination, Licensee will return to Broadbase or destroy the original and all copies, in whole or in part, in any form, of the Software and Documentation and an officer of Licensee shall certify to the foregoing in writing to Broadbase. In addition to any amounts due and payable as of the date of termination, and such other provisions that, by their terms, survive this Agreement, the provisions of Sections 6, 7, 8, 9, 10, and 11 shall survive termination of this Agreement.

14. GENERAL. This Agreement shall be interpreted in the English language and governed by the laws of the State of California, USA, without regard to its conflicts of law provisions. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. Neither party shall be required to keep the existence and general nature of this contract confidential. This Agreement contains the entire understanding of the parties with respect to the matters contained herein, may not be modified except by written instrument, executed by authorized representatives of Broadbase and Licensee. The invalidity or unenforceability of any provision of this Agreement shall not affect any other provision of this Agreement, and the remaining provisions shall continue with the same effect as if such unenforceable or invalid provision had not been included in this Agreement. The failure to enforce any term of this Agreement on one occasion shall not prevent enforcement on any other occasion or the enforcement of any other term. Headings and captions shall not be considered included for purposes of interpretation or application hereof, but are for convenience only. Invoices, acknowledgments, purchase orders and other similar documents relating to products or services subject to this Agreement shall be binding only with respect to; quantities ordered, the particular type of products or services ordered, prices, fees or other amounts payable for the products or services ordered, site for delivery and delivery dates. Pre-printed purchase order terms and any other additional terms, and any terms in conflict with this Agreement, shall be void and of no effect.

Y2K COMPLIANCE. Broadbase warrants and represents that all software furnished under this Agreement is "Year 2000 Complaint." Year 2000 Compliant Products will perform without error, loss of data or loss of functionality arising from any failure to process, calculate, compare or sequence data accurately. In addition, Year 2000 Compliant Products will not cause any associated products or systems in which they may be used to fail in any of the ways described herein.

                                    EXHIBIT D
                           Revenue Recognition Report
                                   Quarter ,20

                             Support Contact       Number of
Customer Name and                   And             Servers/        Description of       Broadbase Royalty
Site Address                   Phone Number         Clients      Derivative Offering              Due
Example, MyCo,                   John Smith        [*] Server                                     [*]
1 Main Street                  650-614-8300        [*] Clients                                    [*]
Menlo Park, CA 94025

Example, YourCo,                  Jane Doe         [*] Server                                     [*]
10 Oak Street                  650-555-5555        [*] Clients                                    [*]
Menlo Park, CA 94025

                                 Total Servers        [*]
                                 Total Client**       [*]

DATE:                        A. PREVIOUS PRE-PAID ROYALTY BALANCE                                $[*]

NAME OF ADP:                 B. MINIMUM ROYALTY QUARTERLY PAYMENT DUE                            $[*]

BY: (please print)           C. TOTAL PREPAID ROYALTY BALANCE (A+B)                              $[*]

(Signature)                  D. ROYALTY AMOUNT FOR QUARTER                                       $[*]

TITLE:                       E. ENDING PREPAY BALANCE (C-D BUT NOT LESS THAN ZERO)**             $[*]

PHONE                        F. ADD END USER SUPPORT AND MAINTENANCE (18% OF LINE 1)             $[*]

                             G. ROYALTY AMOUNT IN EXCESS OF PREPAY (D-C BUT NOT LESS             $[*]
                             THAN ZERO)

                                                                                                 $[*]
                             E. TOTAL AMOUNT DUE BROADBASE (B+F+G)

        *Total number of Clients must be at least [*] times the number of Total Servers

        **Quarterly Royalty Amounts for the Quarter (D) in excess of the Total Prepaid Balance (C) may be carried forward to subsequent quarters and decremented against future Minimum Royalty Quarterly Payments.


[*] Confidential treatment has been requested for these sections.

                                    EXHIBIT E

                SILICON ENERGY CUSTOMER LIST AS OF JUNE 30, 2000
                ------------------------------------------------

Honeywell

Enron Energy Services

San Jose State University

Control Systems International (CSI)

Consolidated Edison Solutions

US Navy

3M

Planergy

Peregrine Systems - San Diego

Portland General Electric (PGE)

Puget Sound Energy

Competisys

DTE Energy

Los Angeles Department of Water & Power (LADWP)

PEPCO Services

Northern States Power (NSP)

Mid-American Corporation

Pennsylvania Power Light

Strategic Resource Solutions

BW Energy

Long Beach State University

General Electric

Neiman Marcus

APSES

Peregrine CCH

Connectiv

NU Comfort Choice

RETX

Andersen Consulting

Bridgestone

Wal-mart

RealEnergy

Virginia Power